Exhibit 99.1

Bionik Laboratories Commences Trading on OTCQX under Ticker Symbol BNKL

Toronto, ON – August 19, 2015 – Bionik Laboratories Corp. (OTCQX: BNKL), a pioneering medical device and robotics company with a focus in developing transformational technologies and solutions for individuals with neurological disorders (“Bionik” or the "Company"), announced that shares of the Company’s common stock will begin trading today on the OTCQX® Best Market under its existing ticker symbol “BNKL.”

“Bionik is developing exciting robotic technologies to help people with impaired mobility walk again,” said R. Cromwell Coulson, President and CEO of OTC Markets Group. “We are pleased to welcome Bionik to the OTCQX market and look forward to supporting the company in its continued growth and evolution as a publicly-traded company.”

U.S. investors can find current financial disclosure and Real-Time Level 2 quotes for Bionik on www.otcmarkets.com.

Peter Bloch, CEO of Bionik, stated, "Upgrading to the OTCQX market is an important step forward for Bionik as we continue to focus our efforts on advancing and deploying our innovative medical-robotic healthcare solutions towards commercialization and prepare to execute on our growth strategy.”

As previously announced, Bionik successfully raised $13.1 million in a private placement equity financing to implement the Company’s vision of becoming a leading medical device and robotics company with a near term core focus on robotic exoskeleton technology for users with mobility impairments.

About The OTCQX® Best Market

The OTCQX® Best Market is designed for investor-focused U.S. and international companies that meet high financial standards, are current in their disclosure and are sponsored by a professional third-party advisor. The companies found on OTCQX are distinguished by the excellence of their operations and diligence with which they convey their qualifications. OTCQX includes over 350 world-class companies (ranging from global blue-chips to U.S. high growth) with a combined total market capitalization of $1.4 trillion and $36 billion in annual dollar volume.

About Bionik Laboratories

Bionik Laboratories (OTCQX: BNKL) is a pioneering medical device and robotics company with a focus in developing transformational technologies and solutions for individuals with neurological disorders. The Bionik team has researched, developed and tested its primary product, The ARKE™, a robotic lower-body exoskeleton device that allows paraplegics and as well as other wheelchair users the ability to rehabilitate through walking and other motion. Bionik successfully raised approximately US$13.1 million which enables the company to rapidly advance a robust product development and growth strategy. For more information, please visit www.bioniklabs.com.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of our products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC, including, the Company's current reports on Form 8-K. The Company does not undertake to update these forward-looking statements.

Bionik Laboratories, Inc. Contact:
Jenene Thomas
Investor Relations and Corporate Communications Advisor
Jenene Thomas Communications, LLC
(908) 938-1475

jenene@jenenethomascommunications.com

SOURCE Bionik Laboratories Corp.